Second Quarter 2026 Earnings Supplement Angel Oak Mortgage REIT, Inc.

Important Notices 2 References herein to our “Company,” “AOMR,” “we,” “us,” or “our” refer to Angel Oak Mortgage REIT, Inc. and its subsidiaries, including Angel Oak Mortgage Operating Partnership, LP (the “Operating Partnership”), unless the context requires otherwise. Unless otherwise indicated, the term “Angel Oak” refers coll ectively to Angel Oak Capital Advisors, LLC (“Angel Oak Capital”) and its affiliates, including Falcons I, LLC, our external manager (our “Manager”), Angel Oak Companies, LP (“Angel Oak Companies ”), and the proprietary mortgage lending platform of its affiliate , Angel Oak Mortgage Solutions LLC ( “Angel Oak Mortgage Lending”). References to “AOMT” refer to Angel Oak Mortgage Trust, Ang el Oak’s securitization platform, including its subsidiaries and affiliates. References to “MM” mean in millions. References to “UPB” mean unpaid principal balance. References to “Closed End Seconds” mean residential mortgage loans that are subordinate to the primary or first lien mortgage loans on a residential property. References to “HELOCs” are defined as home equity lines o f credit, which are lines of credit secured by a residential property owned by the borrower. References to “CLTV” mean combined loan -to-value ratio, which is calculated as the primary or first lien mortgage loan amount plus any additional borrowings secured by the property (such as a Closed -End Second or HELOC) divided by the estimated value of the property. This presentation has been prepared by the Company solely for your information and may not be reproduced or redistributed, in whole or in part, to any other person. The information contained in this presentation is provided to you as a summary as of the date of this presentation and is subject to change without not ice. The Company does not undertake any obligation to update this presentation to reflect actual events, circumstances or changes in expectations. This presentation was prepared based upon in formation believed to be reliable. However, the Company does not make any representation or warranty with regard to the accuracy or completeness of the information herein and some of such in formation was obtained from published sources or other third parties without independent verification. This presentation contains certain forward -looking statements that are subject to various risks and uncertainties, including, wi thout limitation, statements relating to the performance of our investments. Forward -looking statements are generally identifiable by use of forward -looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue” or by the negative of these words and phrases or other similar words or expressions. Forward -looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projecti ons of results of operations, liquidity and/or financial condition or state other forward-looking information. Our ability to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although we believe that such forward -looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward -looking statements. Factors that could have a material adverse effect on future results and performance relative to those set forth in or implied by the related forward-looking statements, as well as on our business, financial condition, liquidity, results of operations and prospects, inc lude, but are not limited to: (see next page): Angel Oak Mortgage REIT, Inc.

Important Notices 3 • the effects of adverse conditions or developments in the financial markets and the economy upon our ability to acquire target assets such as non -qualified residential mortgage (“non- QM”) loans, particularly those sourced from Angel Oak’s proprietary mortgage lending platform, Angel Oak Mortgage Lending; • the level and volatility of prevailing interest rates and credit spreads; • changes in our industry, inflation, interest rates, business strategies, target assets, the debt or equity markets, the gener al economy (or in specific regions) or the residential real estate finance and real estate markets specifically; • general volatility of the markets in which we invest; • changes in the availability of attractive loans and other investment opportunities, including non -QM loans sourced from Angel Oak Mortgage Lending; • the ability of our Manager to locate suitable investments for us, manage our portfolio, and implement our strategy; • our ability to profitably execute securitization transactions; • our ability to obtain and maintain financing arrangements on favorable terms, or at all; • the adequacy of collateral securing our investments and a decline in the fair value of our investments; • the timing of cash flows, if any, from our investments; • the operating performance, liquidity, and financial condition of borrowers; • increased rates of default and/or decreased recovery rates on our investments; • changes in prepayment rates on our investments; • the departure of any of the members of senior management of the Company, our Manager, or Angel Oak; • the availability of qualified personnel; • conflicts with Angel Oak, including our Manager and its personnel, including our officers, and entities managed by Angel Oak; • events, contemplated or otherwise, such as acts of God, including hurricanes, wildfires, earthquakes, and other natural disas ters, including those resulting from global climate change, pandemics, acts of war or terrorism, the initiation or escalation of military conflicts, and others that may cause unanticipa ted and uninsured performance declines, disruptions in markets, and/or losses to us or the owners and operators of the real estate securing our investments; • the occurrence of certain geopolitical events (including global trade disputes related to tariffs) that affect the normal and peaceful course of international relations; • impact of and changes in governmental regulations, tax laws and rates, accounting principles and policies and similar matters ; • the level of governmental involvement in the U.S. mortgage market; • future changes with respect to the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation in the mor tgage market and related events, including the lack of certainty as to the future roles of these entities and the U.S. Government in the mortgage market and changes to legislation and regulations affecting these entities; • effects of hedging instruments on our target assets and our returns, and the degree to which our hedging strategies may or ma y not protect us from interest rate volatility; • our ability to make distributions to our stockholders in the future at the level contemplated by our stockholders or the mark et generally, or at all; • our ability to continue to qualify as a real estate investment trust for U.S. federal income tax purposes; and • our ability to maintain our exclusion from regulation as an investment company under the Investment Company Act of 1940, as a mended. Readers are cautioned not to place undue reliance on any of these forward -looking statements, which reflect our management’s vie ws only as of the date of this presentation. Actual results and performance may differ materially from those set forth in or implied by our forward -looking statements. New risks and uncertaint ies arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by applicable law, we assume no obligation, and do not intend to, update or otherwise revise any of our forward -looking statements, whether as a result of new information, future events or otherwise. Angel Oak Mortgage REIT, Inc.

Q2 2026 Highlights & Financial Results 4

Financial Results 5 • Q2 2026 NII of $10.7MM, an expansion of $800K, or 8% , versus Q2 2025 NII of $9.9MM • Year-to-Date 2026 NII of $22.9MM, an expansion of 14% versus Year -to-Date 2025 NII of $20.0MM Q2 26 Net Interest Income (“NII”) Declared dividend of $0.32 / common share to be paid on August 28, 2026 to shareholders of record as of August 21, 2026 Dividend • GAAP Net Income: $3.4MM • GAAP Diluted EPS: $0 .14 / common share • Distributable Earnings: $9.0MM • Dist. EPS: $ 0.37 / common share Q2 26 GAAP & Distributable Earnings 1 • GAAP BV: $10.13 / common share • Economic BV: $12.24 / common share Q2 26 GAAP / Economic Book Value (“BV”) 1 1 See Appendix for definition and reconciliation to comparable GAAP metrics. 2 Based on % of unpaid principal balance that is 90+ days delinquent across Whole Loans, RMBS, and Residential Loans In Securitization Trust KEY COMMENTARY • Q2 2026 interest income of $41.4MM demonstrates an increase of 18% versus Q2 2025 interest income of $35.1MM • Q2 2026 GAAP net income of $3.4MM, or $0.14 per diluted share of common stock; net income driven by operating results offset by unrealized valuation decreases in residential loan and securitized loan portfolios • GAAP Book Value decreased 1.7% and Economic Book Value decreased 0.3% as of the end of Q2 2026 versus the end of Q1 2026, driven by unrealized valuation headwinds • Purchased $204MM of loans with a weighted average coupon (“WAC”) of 7.34%, a weighted average combined loan -to-value ratio (“CLTV”) of 70.5%, and a weighted average non-zero credit score of 759 in Q2 2026 • Repurchased $15MM of common stock from a pre-IPO investor at accretive levels and sold our retained bonds from a pre -IPO securitization to reinvest that capital in higher -yielding new loan purchases • Subsequent to the end of the quarter, executed the AOMT 2026-3 and AOMT 2026 -HB1 securitizations. We contributed loans with a total scheduled unpaid principal balance of $279.6MM to AOMT 2026-3 and contributed Home Equity Lines of Credit (“HELOCs”) with a scheduled unpaid principal balance of $71.2MM to AOMT 2026-HB1 • The weighted average 90+ day delinquency rate across residential whole loans, loans in securitization trust, and RMBS portfolios was 2.77% 2 as of the end of Q2 2026, an increase of 9 basis points compared to 2.68% as of the end of Q1 2026 Angel Oak Mortgage REIT, Inc. Interest Income and Net Interest Income expand by 18% and 8%, respectively, versus Q2 2025

Net Interest Income and Average Asset Balances 6Angel Oak Mortgage REIT, Inc. $000s Interest Income / Expense Average Balance Interest Income / Expense Average Balance Interest Income Residential Mortgage Loans 5,743$ 337,236$ 3,268$ 235,691$ Residential Mortgage Loans in Securitization Trust 31,620 2,188,983 27,095 1,859,895 Commercial Mortgage Loans 78 4,434 114 5,204 RMBS and Majority-Owned Affiliate 3,347 112,951 3,679 148,866 CMBS 223 4,992 256 5,482 US Treasury Securities - - 23 2,500 Other Interest Income 387 40,555 659 53,586 Total Interest Income 41,398$ 35,094$ Interest Expense Notes Payable 3,578$ 272,906$ 2,274$ 176,214$ Non-Recourse Securitization Obligation 23,695 2,019,555 19,854 1,730,521 Repurchase Facilities 835 66,135 1,154 69,522 Senior Unsecured Notes 2,548 89,366 1,872 68,223 Total Interest Expense 30,656$ 25,154$ Net Interest Income 10,742$ 9,940$ Q2 2026 Q2 2025

Recourse Debt to Equity Trend 7 1 Recourse debt excludes Non -Recourse Financing Obligations, collateralized by residential loans in securitization trusts Notes Payable vs. Recourse Debt 1 to Equity Trend ($ millions) Angel Oak Mortgage REIT, Inc. KEY COMMENTARY ▪ As of June 30, 2026 , our Recourse Debt to Equity Ratio was approximately 2.3x – As of today’s date, our Recourse Debt to Equity ratio was approximately 1.0x, reflecting the AOMT 2026 -3 and AOMT 2026 -HB1 securitizations – Our Recourse Debt to Equity Ratio is expected to remain below 2.5x going forward $333 $129 $360 $119 $343 $219 $192 $365 1.8x 1.0x 2.3x 1.1x 1.9x 1.4x 1.3x 2.3x 0.7x 3.0x 1.0x 1.0x 0.0x 0.5x 1.0x 1.5x 2.0x 2.5x 3.0x $0 $200 $400 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Notes Payable Total Recourse Debt to Equity Recourse Debt to Equity excl. T-Bill Repurchase Agreements and/or Post Quarter-End Securitization Activity, if any

AOMR 2026 -3 Securitization 8 KEY COMMENTARY • $279.6MM Securitization; Face Value of securities sold $270.1MM • The AAA rated bonds priced at a 130bps spread over the Treasury yield curve • 6.90% weighted average coupon of loans • The A1 through M1 tranches were sold as well as the majority of the B1 tranche; the Company retains the economics of the unsold tranches • Weighted average non-zero credit score: 757; weighted average CLTV: 69.0% 2026 -3 Securitization Details at Issuance Angel Oak Mortgage REIT, Inc. In July 2026, AOMR was the sole participant in the $279.6MM AOMT 2026 -3 securitization and contributed loans with a 6.90% Weighted Average Coupon. Class Total Balance Balance Sold Initial Coupon Fair Market Value A1 - FCF $156,318,000 $156,318,000 5.51% $156,315,327 A1 - LCF $52,106,000 $52,106,000 5.51% $52,105,109 A2 $19,710,000 $19,710,000 5.61% $19,709,886 A3 $26,001,000 $26,001,000 5.72% $26,000,654 M1 $10,624,000 $10,624,000 6.00% $10,623,871 B1 $9,366,000 $5,350,000 6.43% $9,044,800 B2 $2,656,000 6.43% $2,526,695 B3 $2,795,849 6.43% $2,413,902 XS $279,576,849 N/A $6,162,265 A-IO-S $279,576,849 N/A $1,927,095 Total $279,576,849 $270,109,000 $286,829,605

439 201 426 294 246 439 1,672 1,903 1,862 2,077 2,250 2,133 419 383 256 305 238 334 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Residential Whole Loans Residential Loans in Securitization Trust RMBS & Investment in MOA Target Asset Composition 9 1 Reflects Target Asset Balances as of quarter end, which includes Residential Loans, Residential Loans in Securitization Trust , RMBS, and Investment in majority -owned affiliate (“MOA”) Target Asset Composition 1 ($ millions) Angel Oak Mortgage REIT, Inc. • Target assets increased by $172MM in the second quarter of 2026, driven primarily by a $289MM increase in Residential Whole Loans and RMBS & Investment in MOA, offset by a $117MM decrease in Residential Loans in Securitization Trust • As there was no securitization activity in the quarter, Residential Whole Loans increased by $193MM in the second quarter, driven by new loan purchases, offset by paydowns • The quarter over quarter increase in RMBS & Investment in MOA is driven by approximately $27MM more Whole Pool RMBS securities held short term at quarter end in Q2 2026 versus Q1 2026 Key Commentary 2,531 2,487 2,544 2,676 2,734 2,906

GAAP Book Value per Share 10Angel Oak Mortgage REIT, Inc. $10.37 ($0.96) $0.90 $10.31 ($0.32) $0.14 $10.13 6/30/2025 BV 3/31/2026 BV BV Change 1 through Q1 2026 Dividends Paid through Q1 2026 1 Excluding quarterly dividend impact • GAAP Book Value per share decreased by $0.24, or 2.3%, as of the end of Q2 2026 versus the end of Q2 2025; GAAP Book Value per share decreased by $0.18, or 1.7%, as of the end of Q2 2026 versus the end of Q1 2026 • GAAP Book Value per Share increased by 10.0% in Q2 2026 versus Q2 2025 excluding our dividend; GAAP Book Value per Share increased by 1.4% in Q2 2026 versus Q1 2026 excluding our dividend GAAP Book Value Change Drivers & Highlights Note: All Book Value statistics represented on a per share basis Q2 2026 Dividend Q2 2026 BV Change 1 Q2 2026 BV

Economic Book Value 11Angel Oak Mortgage REIT, Inc. $12.97 ($0.96) $0.27 $12.28 ($0.32) $0.28 $12.24 1 Excluding quarterly dividend impact 2 See Appendix for definition and reconciliation to comparable GAAP metrics • Economic Book Value per Share 2 decreased by $0.73, or 5.6%, as of the end of Q2 2026 versus the end of Q2 2025; Economic Book Value per Share 2 decreased by $0.04, or 0.3%, as of the end of Q2 2026 versus the end of Q1 2026 • Economic Book Value per Share increased by 4.2% in Q2 2026 versus Q2 2025 excluding our dividend; Economic Book Value per Share increased by 2.3% in Q2 2026 versus Q1 2026 excluding our dividend Economic Book Value Growth Drivers & Highlights Note: All Book Value statistics represented on a per share basis Economic Book Value reflects the impact of fair value changes for sold bonds associated with securitized obligations collateralized by loans in securitization trusts 6/30/2025 EBV 3/31/2026 EBV EBV Change 1 through Q1 2026 Dividends Paid thru Q1 2026 Q2 2026 Dividend Q2 2026 EBV Change 1 Q2 2026 EBV

Distributable Earnings 12 Note: Please see Appendix for the Company’s definition of Distributable Earnings. Angel Oak Mortgage REIT, Inc. • Q2 2026 Distributable Earnings exclude a total of $5.2MM of unrealized losses, primarily driven by valuation decreases to residential loans in securitization trusts and non -recourse securitization obligation, residential loans, and derivatives • Realized l osses associated with interest rate hedges against certain assets are included in Distributable Earnings, but the unrealized gains associated with increases in the valuation of those assets are excluded Key Commentary June 30, 2026 June 30, 2025 June 30, 2026 June 30, 2025 Net income (loss) allocable to common stockholders 3,353$ 767$ (4,025)$ 21,298$ Adjustments: Net unrealized (gains) losses on trading securities (638) (4,898) 1,514 (3,866) Net unrealized (gains) losses on derivatives 2,422 4,829 (1,281) 5,871 Net unrealized (gains) losses on residential loans in securitization trusts and non-recourse securitization obligation 1,958 (546) 11,120 (16,204) Net unrealized (gains) losses on residential loans 1,624 2,191 5,604 (850) Net unrealized (gains) losses on commercial loans (149) - (149) - Non-cash equity compensation expense 423 296 847 533 Distributable Earnings 8,993$ 2,639$ 13,630$ 6,782$ Three Months Ended Six Months Ended (in thousands)

Key Portfolio Statistics 13

Key Portfolio Statistics: Residential Loans 14 Residential Loans by Borrower Type RESIDENTIAL LOAN PORTFOLIO: Residential Loans represent individual loans awaiting securitization Total Fair Value : $438.8MM Weighted Average Coupon: 7.51% Weighted Average CLTV at Origination: 68.7% Weighted Average FICO Score at Loan Origination: 757 % of Loans 90+ Days Delinquent (based on Unpaid Principal Balance): 0.7% Residential Loan Geographic Diversification Residential Loan Portfolio Non-Zero Credit Score Distribution Residential Loan Portfolio Coupon Rate Distribution Angel Oak Mortgage REIT, Inc. As of June 30, 2026 No state in “Other” represents more than a 3% concentration of the residential mortgage loans that we owned directly as of Ju ne 30, 2026; percentages may not total to 100% due to rounding 0 50 100 150 200 250 # o f Lo an s Credit Score 0 100 200 300 400 500 # o f Lo an s Coupon Rate (%)

60% 63% 66% 69% 72% 75% Q 2 2 0 2 2 Q 3 2 0 2 2 Q 4 2 0 2 2 Q 1 2 0 2 3 Q 2 2 0 2 3 Q 3 2 0 2 3 Q 4 2 0 2 3 Q 1 2 0 2 4 Q 2 2 0 2 4 Q 3 2 0 2 4 Q 4 2 0 2 4 Q 1 2 0 2 5 Q 2 2 0 2 5 Q 3 2 0 2 5 Q 4 2 0 2 5 Q 1 2 0 2 6 Q 2 2 0 2 6 FD ICF BS HELOC 700 720 740 760 780 Q 2 2 0 2 2 Q 3 2 0 2 2 Q 4 2 0 2 2 Q 1 2 0 2 3 Q 2 2 0 2 3 Q 3 2 0 2 3 Q 4 2 0 2 3 Q 1 2 0 2 4 Q 2 2 0 2 4 Q 3 2 0 2 4 Q 4 2 0 2 4 Q 1 2 0 2 5 Q 2 2 0 2 5 Q 3 2 0 2 5 Q 4 2 0 2 5 Q 1 2 0 2 6 Q 2 2 0 2 6 FD ICF BS HELOC Key Portfolio Statistics: Residential Loans by Product Type Detail 15 Residential Loans by Product Angel Oak Mortgage REIT, Inc. Weighted Average Non -Zero Credit Score by Product Weighted Average CLTV by Product As of June 30, 2026 FD: Full Documentation, Just Missed Prime BS: Bank Statement Borrower ICF: Investor Loans Weighted Average Coupon by Product Investor Loans, 36% Just Missed Prime, 11% Loans Made to Bank Statement Borrowers, 36% HELOCs and Closed End Seconds, 17% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% Q 2 2 0 2 2 Q 3 2 0 2 2 Q 4 2 0 2 2 Q 1 2 0 2 3 Q 2 2 0 2 3 Q 3 2 0 2 3 Q 4 2 0 2 3 Q 1 2 0 2 4 Q 2 2 0 2 4 Q 3 2 0 2 4 Q 4 2 0 2 4 Q 1 2 0 2 5 Q 2 2 0 2 5 Q 3 2 0 2 5 Q 4 2 0 2 5 Q 1 2 0 2 6 Q 2 2 0 2 6 FD ICF BS HELOC

CA, 29% FL, 20% TX, 7% NY, 6% Other, 35% Key Portfolio Statistics: Loans in Securitization Trust 16 As of June 30, 2026 No state in “Other” represents more than a 3% concentration in the underlying collateral; percentages may not total to 100% d ue to rounding 1 Constant Prepayment Rate (“CPR”) is a method of expressing the prepayment rate for a mortgage pool that assumes that a consta nt fraction of the remaining principal is prepaid each month or year Loans in Securitization Trust Geographic Diversification Angel Oak Mortgage REIT, Inc. $000s 2021 2022 2023 2024 2025 2026 UPB of loans 342,531$ 478,195$ 222,328$ 409,843$ 462,873$ 258,681$ 2,174,450$ Number of loans 923 1,180 507 1,015 1,049 568 5,242 Weighted Average Loan Coupon 4.73% 4.60% 4.47% 7.38% 7.44% 7.11% 6.04% Average Loan Amount 371$ 405$ 439$ 404$ 441$ 455$ 417$ Weighted Average CLTV at loan origination and deal date 63.6% 64.6% 65.4% 67.1% 69.3% 70.1% 66.6% Weighted Average Credit Score at loan origination and deal date 748 744 736 744 757 755 748 Current 3 month CPR 1 11.9% 8.3% 3.2% 27.9% 19.5% 14.6% 15.2% 90+ Delinquency (as a % of UPB) 2.6% 2.3% 2.9% 2.8% 1.7% 0.0% 2.1% Total / Weighted Average Vintage

CA, 32% FL, 19% TX, 7% NY, 4% GA, 3% Other, 35% 66% 67% 68% 69% 70% 71% Mar 23 Jun 23 Sep 23 Dec 23 Mar 24 Jun 24 Sep 24 Dec 24 Mar 25 Jun 25 Sep 25 Dec 25 Mar 26 Jun 26 0% 2% 4% 6% 8% Mar 23 Jun 23 Sep 23 Dec 23 Mar 24 Jun 24 Sep 24 Dec 24 Mar 25 Jun 25 Sep 25 Dec 25 Mar 26 Jun 26 Key Portfolio Statistics: RMBS & Residential Loans in Sec. Trust 17 RMBS & RESIDENTIAL LOANS IN SECURITIZATION TRUST PORTFOLIO: Includes (1) legacy retained tranches of securitizations that AOMR was not a sole contributor to, (2) RMBS purchased in the secondary market (if any), and (3) Residential Loans in Securitization Trust. Total Fair Value: $2. 187B Weighted Average Coupon1: 6.1% Weighted Average LTV1: 66.8% 90 Day Delinquency (as a % of UPB) 1: 2.95% As of June 30, 2026 No state in “Other” represents more than a 4% concentration of the underlying collateral 1 Based on UPB of entire RMBS and Residential Loans In Securitization Trust as of June 30, 2026; does not include Whole Pool RM BS. 2 As % of Original UPB. LTV Trend 1 Angel Oak Mortgage REIT, Inc. 90+ Day Delinquency Trend 1,2 Portfolio Geographic Diversification 1

Appendix 18

Target approximately one securitization per quarter to lock in funding term and rates and provide capital for additional loan purchases Seek to consistently grow asset base of loans and securities to drive increasing returns Intend to d eclare quarterly dividends that balance shareholder income and long-term book value appreciation Effectively identify, assess, and act upon key opportunities and risks in appropriate markets AOMR is a business, not a trade – management will make key decisions in the best long -term interest of our shareholders The AOMR Model 19 Source and purchase high -quality, non-QM loans leveraging the infrastructure, scale, and expertise of the Angel Oak ecosystem Loan Acquisition Securitization Financing Growing Book Value Quarterly Dividend Holistic Portfolio Management Long-Term Focus AOMR seeks to generate strong risk -adjusted returns and long -term capital appreciation to deliver attractive total economic return to our shareholders Angel Oak Mortgage REIT, Inc.

AOMR Investment Strategy 20 ACQUIRE PREDOMINANTLY NON-QM LOANS SECURITIZE LOANS RETAIN PORTIONS OF SECURITIZATION REINVEST • Typically retain the bottom 5 -10% of market value of the securitization • Retention of subordinated and interest-only tranches can drive higher returns without additional financial leverage • Securitization enables us to: ‒ Secure a fixed cost of financing ‒ Replace largely mark -to-market financial leverage with term structural leverage • AOMR’s relationship with Angel Oak Companies enables AOMR to purchase high-quality loans tailored to its desired profile • Non-QM loans offer an attractive risk - adjusted return in a growing market segment • Utilize structural term leverage from securitizations, portfolio returns, and loan financing facilities to purchase high quality non-QM loans • Utilize the breadth and depth of Angel Oak to act upon key market opportunities and risks Our acquisition, securitization, and reinvestment processes enable us to consistently deliver on our business model Angel Oak Mortgage REIT, Inc.

Illustrative Securitization Structure



Senior Bonds
(AAA, AA, A rating)
~85 - 90%
of the deal
Mezzanine Bonds
(BBB, BB, B rating)
~5 - 10% of
the deal
Junior Equity
(unrated)
Interest Only
~0 - 10% of
the deal

KEY CHARACTERISTICS

- Senior and mezzanine bonds receive a fixed coupon
- Junior bonds receive the net Weighted Average Coupon of collateral
- Interest-only tranches receive remaining excess spread between the collateral pool and the coupon on the senior, mezzanine, and junior bonds
  - This excess spread is sensitive to prepayments
- Bonds can typically be called after two to three years

- Angel Oak intends to retain bonds where it finds the best relative value, which may include Subordinated Bonds, Junior Equity (credit sensitive), and IO Bonds (prepayment sensitive)
- Retaining these bonds creates a natural hedge in the portfolio as the B2 and B3 bonds tend to perform well in a faster prepayment environment, whereas the XS and AIOS interest only bonds tend to experience reduced cash flows

Angel Oak Mortgage REIT, Inc.
21

Income Statement (Unaudited) 22Angel Oak Mortgage REIT, Inc. (in thousands) June 30, 2026 June 30, 2025 June 30, 2026 June 30, 2025 INTEREST INCOME, NET Interest income $ 41,398 $ 35,094 $ 82,092 $ 67,961 Interest expense 30,656 25,154 59,240 47,934 NET INTEREST INCOME 10,742 9,940 22,852 20,027 REALIZED AND UNREALIZED GAINS(LOSSES), NET Net realized gain (loss) on mortgage loans, derivative contracts, RMBS, and CMBS 1,477 (2,499) (1,244) (5,681) Net unrealized gain (loss) on trading securities, mortgage loans, portion of debt at fair value option, and derivative contracts (5,217) (1,576) (16,808) 15,049 TOTAL REALIZED AND UNREALIZED GAINS (LOSSES), NET (3,740) (4,075) (18,052) 9,368 EXPENSES Operating expenses 1,569 1,334 3,225 2,536 Operating expenses incurred with affiliate 555 453 1,120 869 Stock compensation 423 296 847 533 Securitization costs - 1,866 1,402 1,866 Management fee incurred with affiliate 1,102 1,149 2,231 2,293 TOTAL OPERATING EXPENSES 3,649 5,098 8,825 8,097 INCOME (LOSS) BEFORE INCOME TAXES 3,353 767 (4,025) 21,298 Income tax expense (benefit) - - - - NET INCOME (LOSS) ALLOCABLE TO COMMON STOCKHOLDERS $ 3,353 $ 767 $ (4,025) $ 21,298 Other comprehensive income (loss) (3,304) (491) 1,094 (1,186) TOTAL COMPREHENSIVE INCOME (LOSS) $ 49 $ 276 $ (2,931) $ 20,112 For the Three Months Ended: For the Six Months Ended: (in thousands, except for share and per share data) (in thousands, except for share and per share data)

Consolidated Balance Sheet (Unaudited) 23Angel Oak Mortgage REIT, Inc. June 30, 2026 December 31, 2025 ASSETS Residential mortgage loans - at fair value $ 438,790 $ 294,134 Residential mortgage loans in securitization trusts - at fair value 2,132,720 2,076,776 RMBS - at fair value 308,086 280,005 Cash and cash equivalents 48,629 41,619 Restricted cash 3,426 3,666 Principal and interest receivable 16,464 10,354 TBA securities and interest rate futures contracts - at fair value 1,941 240 Other assets 41,456 42,984 Total assets $ 2,991,512 $ 2,749,778 LIABILITIES AND STOCKHOLDERS' EQUITY LIABILITIES Notes payable $ 364,599 $ 218,757 Non-recourse securitization obligations, collateralized by residential loans in securitization trusts 1,968,763 1,915,321 Securities sold under agreements to repurchase 70,540 54,041 Senior unsecured notes 89,480 89,023 TBA securities and interest rate futures contracts - at fair value 452 32 Due to broker 255,867 198,191 Accrued expenses 3,665 2,021 Accrued expenses payable to affiliate 439 783 Interest payable 1,986 3,423 Management fee payable to affiliate 856 663 Total liabilities $ 2,756,647 $ 2,482,255 STOCKHOLDERS' EQUITY Common stock, $0.01 par value. As of June 30, 2026: 350,000,000 shares authorized, 23,178,979 shares issued and outstanding. As of December 31, 2025: 350,000,000 shares authorized, 24,914,647 shares issued and outstanding. $ 230 $ 249 Additional paid-in capital 460,442 474,577 Accumulated other comprehensive (loss) (220) (1,314) Retained earnings (deficit) (225,587) (205,989) Total stockholders' equity $ 234,865 $ 267,523 Total liabilities and stockholders' equity $ 2,991,512 $ 2,749,778 As of: (in thousands, except for share and per share data)

Appendix: GAAP Reconciliation of Distributable Earnings (Unaudited) 24 Distributable Earnings is a non -GAAP measure and is defined as net income (loss) allocable to common stockholders as calculated in accordance with GAAP, excluding (1) unrealized gains and losses on our aggregate portfolio, (2) impairment losses, (3) extinguishment of debt, (4) non -cash equity compensation expense, (5) the incentive fee earned by our Manager, (6) realized gains or losses on swap terminations and (7) certain other nonrecurring gains or losses. We believe that the presentation of Distri butable Earnings provides investors with a useful measure to facilitate comparisons of financial performance among our REIT peers but has important limitations. We believe Distributable Earnings as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, Distrib utable Earnings should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP. Our methodology for calculating Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our Distributable Earnings may not be comparable to s imi lar measures presented by other REITs. Angel Oak Mortgage REIT, Inc. June 30, 2026 June 30, 2025 June 30, 2026 June 30, 2025 Net income (loss) allocable to common stockholders 3,353$ 767$ (4,025)$ 21,298$ Adjustments: Net unrealized (gains) losses on trading securities (638) (4,898) 1,514 (3,866) Net unrealized (gains) losses on derivatives 2,422 4,829 (1,281) 5,871 Net unrealized (gains) losses on residential loans in securitization trusts and non-recourse securitization obligation 1,958 (546) 11,120 (16,204) Net unrealized (gains) losses on residential loans 1,624 2,191 5,604 (850) Net unrealized (gains) losses on commercial loans (149) - (149) - Non-cash equity compensation expense 423 296 847 533 Distributable Earnings 8,993$ 2,639$ 13,630$ 6,782$ Three Months Ended Six Months Ended (in thousands)

Appendix: GAAP Reconciliation of Economic Book Value (Unaudited)

	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
	in thousands, except for share and per share data				
GAAP total stockholders' equity	234,865	256,902	267,523	264,165	246,389
Adjustments:					
Fair value adjustment for securitized debt held at amortized cost	48,833	48,958	48,789	52,770	61,846
Stockholders' equity including economic book value adjustments	$ 283,698	$ 305,860	$ 316,312	$ 316,935	$ 308,235
Number of shares of common stock outstanding at period end	23,178,979	24,914,647	24,914,647	24,914,035	23,765,202
GAAP Book value per share of common stock	$ 10.13	$ 10.31	$ 10.74	$ 10.60	$ 10.37
Economic book value per share of common stock	$ 12.24	$ 12.28	$ 12.70	$ 12.72	$ 12.97

"Economic book value" is a non-GAAP financial measure of our financial position. To calculate our economic book value, the portions of our non-recourse financing obligation held at amortized cost are adjusted to fair value. These adjustments are also reflected in the table above in our end of period total stockholders' equity. Management considers economic book value to provide investors with a useful supplemental measure to evaluate our financial position as it reflects the impact of fair value changes for our legally held retained bonds, irrespective of the accounting model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for book value per share of common stock or stockholders' equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

Angel Oak Mortgage REIT, Inc. 25

Condensed Income Statement History (Unaudited)

(in thousands)	FY23	FY24	1Q25	2Q25	3Q25	4Q25	FY25	1Q26	2Q26
Interest Income	95,953	110,427	32,867	35,094	36,659	39,034	143,655	40,694	41,398
Interest Expense	67,052	73,502	22,780	25,154	26,479	28,142	102,555	28,584	30,656
NET INTEREST INCOME	**28,901**	**36,925**	**10,087**	**9,940**	**10,180**	**10,892**	**41,100**	**12,110**	**10,742**
Net realized gain (loss) on mortgage loans, deritivate contracts, RMBS, and CMBS	(37,526)	(9,228)	(3,182)	(2,499)	(6,557)	1,374	(10,863)	(2,721)	1,477
Net unrealized gain (loss) on trading securities, mortgage loans, portion of debt at fair value option, and derivative contracts	63,489	23,761	16,625	(1,576)	11,280	4,429	30,758	(11,592)	(5,217)
TOTAL REALIZED AND UNREALIZED GAINS (LOSSES), NET	**25,963**	**14,533**	**13,443**	**(4,075)**	**4,723**	**5,803**	**19,895**	**(14,313)**	**(3,740)**
Operating expenses	9,889	8,631	1,617	1,787	1,627	1,874	6,905	2,223	2,124
Stock compensation	1,689	2,041	237	296	398	423	1,354	423	423
Securitization costs	2,484	3,799	-	1,866	-	1,703	3,569	1,402	-
Management fee incurred with affiliate	5,842	4,976	1,145	1,149	1,161	1,157	4,612	1,128	1,101
EXPENSES	**19,904**	**19,447**	**2,999**	**5,098**	**3,186**	**5,157**	**16,440**	**5,176**	**3,649**
INCOME (LOSS) BEFORE TAXES	**34,960**	**32,011**	**20,531**	**767**	**11,717**	**11,539**	**44,555**	**(7,379)**	**3,353**
Income tax expense (benefit)	1,246	3,261	-	-	307	224	531	-	-
NET INCOME (LOSS) ALLOCABLE TO COMMON STOCKHOLDERS	**33,714**	**28,750**	**20,531**	**767**	**11,410**	**11,315**	**44,024**	**(7,379)**	**3,353**
Other comprehensive income (loss)	16,152	1,500	(695)	(491)	3,665	(318)	2,161	4,398	(3,304)
TOTAL COMPREHENSIVE INCOME (LOSS)	**49,866**	**30,250**	**19,836**	**276**	**15,075**	**10,997**	**46,185**	**(2,981)**	**49**

Angel Oak Mortgage REIT, Inc.
26

Balance Sheet History (Unaudited)

(in thousands)	2Q24	3Q24	4Q24	1Q25	2Q25	3Q25	4Q25	1Q26	2Q26
Assets:									
Residential Mortgage Loans - at fair value	158,940	428,909	183,064	439,460	200,665	425,775	294,134	245,534	438,790
Residential mortgage loans in securitization trusts - at fair value	1,447,901	1,452,907	1,696,995	1,672,189	1,902,721	1,862,330	2,076,776	2,249,614	2,132,720
RMBS - at fair value	266,752	283,105	300,243	398,272	361,884	235,024	280,005	212,596	308,086
U.S. Treasury Securities - at fair value	149,957	49,971	-	74,959	-	-	-	-	-
Cash and cash equivalents	43,956	42,052	40,762	38,696	40,500	51,598	41,619	41,963	48,629
Restricted cash	2,146	2,679	2,131	4,774	3,867	1,833	3,666	1,682	3,426
Principal and interest receivable	6,174	6,630	8,141	9,823	6,836	14,781	10,354	11,269	16,464
TBA securities and interest rate futures contracts - at fair value	1,702	1,651	1,515	1,421	-	1,944	240	3,911	1,941
Other assets	36,246	35,962	36,918	36,941	38,015	44,825	42,984	43,412	41,456
Total Assets	**2,113,774**	**2,303,866**	**2,269,769**	**2,676,535**	**2,554,488**	**2,638,109**	**2,749,778**	**2,809,981**	**2,991,512**
Liabilities:									
Notes payable	101,200	333,042	129,459	360,470	118,619	342,608	218,757	192,230	364,599
Non-recourse securitization obligation, collateralized by residential loans in securitization trusts	1,372,272	1,353,758	1,593,612	1,556,075	1,767,929	1,726,657	1,915,321	2,079,653	1,968,763
Securities sold under agreements to repurchase	201,051	102,876	50,555	148,467	68,062	54,041	54,041	57,000	70,540
Senior unsecured notes		47,616	47,740	47,865	88,601	88,795	89,023	89,251	89,480
TBA securities and interest rate futures contracts - at fair value	-	-	-	947	4,355	1,309	32	-	452
Due to broker	181,847	194,697	201,994	302,619	254,228	153,819	198,191	129,359	255,867
Accrued expenses	653	2,000	2,291	2,539	2,812	1,952	2,021	2,291	3,665
Accrued expenses payable to affiliate	397	657	766	248	393	588	783	244	439
Interest payable	460	1,312	934	1,865	2,258	2,173	3,423	1,890	1,986
Income taxes payable	78	2,785	2,785	2,785	163	163	-	-	-
Management fee payable to affiliate	10	25	666	1,175	679	1,840	663	1,161	856
Total Liabilities	**1,857,968**	**2,038,768**	**2,030,802**	**2,425,055**	**2,308,099**	**2,373,945**	**2,482,255**	**2,553,079**	**2,756,647**
Equity:									
Common stock	249	234	234	234	238	249	249	249	230
Additional paid in capital	478,328	461,249	461,057	461,294	463,580	474,154	474,577	475,000	460,442
Accumulated other comprehensive income (loss)	(3,147)	(441)	(3,475)	(4,170)	(4,661)	(996)	(1,314)	3,084	(220)
Retained (deficit) earnings	(219,624)	(195,944)	(218,849)	(205,878)	(212,768)	(209,242)	(205,989)	(221,431)	(225,587)
Total Stockholders Equity	**255,806**	**265,098**	**238,967**	**251,480**	**246,389**	**264,165**	**267,523**	**256,902**	**234,865**
Total Liabilities and Equity	**2,113,774**	**2,303,866**	**2,269,769**	**2,676,535**	**2,554,488**	**2,638,110**	**2,749,778**	**2,809,981**	**2,991,512**

Angel Oak Mortgage REIT, Inc.

27